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                                                                   Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the ASA Holdings, Inc. 1997 Nonqualified Stock Option Plan and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements and schedules of ASA Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Atlanta, Georgia
June 17, 1997

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